INDEPENDENT AUDITOR'S REPORT



TO THE PARTNERS
PIONEER STREET ASSOCIATES
(A CALIFORNIA LIMITED PARTNERSHIP)
VISALIA, CALIFORNIA


I have audited the accompanying balance sheets of Pioneer Street Associates (A California Limited Partnership), as of December 31, 2006 and 2005, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Street Associates (A California Limited Partnership) as of December 31, 2006 and 2005, and the results of its operations, the changes in partners' capital, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Bernard E. Rea, CPA
-----------------------

Stockton, California
April 14, 2007

                                 C O N T E N T S




                                                                            Page

INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS.................................................1

FINANCIAL STATEMENTS

     Balance sheets.........................................................2-3
     Statements of income...................................................4-7
     Statements of changes in partners' capital...............................8
     Statements of cash flows..............................................9-10
     Notes to financial statements........................................11-14

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005


         ASSETS                                     2006             2005
                                                 ----------        ----------


CURRENT ASSETS
   Cash                                          $   11,028        $    8,049
   Real estate tax and insurance                     15,429            17,512
   Prepaid expense                                   12,653            12,519
                                                 ----------        ----------
   Total current assets                          $   39,110        $   38,080
                                                 ----------        ----------


RESTRICTED DEPOSITS AND FUNDED RESERVES
   Tenant security deposits held in trust        $   44,997        $   44,020
   Replacement reserve                              149,097           148,497
                                                 ----------        ----------
                                                 $  194,094        $  192,517
                                                 ----------        ----------

PROPERTY AND EQUIPMENT, AT COST
   Land                                          $  300,000        $  300,000
   Buildings                                      3,689,617         3,667,343
   Equipment                                        179,217           178,017
                                                 ----------        ----------
                                                 $4,168,834        $4,145,360
   Less accumulated depreciation                  1,729,048         1,584,945
                                                 ----------        ----------
                                                 $2,439,786        $2,560,415
                                                 ----------        ----------

OTHER ASSETS
   Deferred charges, less accumulated
   amortization of $34,991 and $31,907           $   30,859        $   33,943
                                                 ----------        ----------

                                                 $2,703,849        $2,824,955
                                                 ==========        ==========

See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005



         LIABILITIES AND PARTNERS' CAPITAL             2006              2005
                                                    ----------        ----------


CURRENT LIABILITIES
   Current maturities of long-term debt             $   45,116        $   42,103
   Accounts payable                                      9,634             4,733
   Accrued interest                                         --                --
   Accrued reporting and administrative fees             4,000             4,000
   Accrued partnership management fee                    5,600             5,600
                                                    ----------        ----------
   Total current liabilities                        $   64,350        $   56,436
                                                    ----------        ----------


DEPOSIT AND PREPAYMENT LIABILITIES
   Tenant security deposits                         $   37,628        $   35,890
   Prepaid rents                                            --                --
                                                    ----------        ----------
                                                    $   37,628        $   35,890
                                                    ----------        ----------

LONG-TERM DEBT
   Mortgage payable, less current maturities        $1,628,068        $1,673,185
                                                    ----------        ----------

COMMITMENT

PARTNERS' CAPITAL                                   $  973,803        $1,059,444
                                                    ----------        ----------

                                                    $2,703,849        $2,824,955
                                                    ==========        ==========

      See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2006 AND 2005



                                                      2006              2005
                                                    ---------         ---------

RENTAL INCOME
      Apartments                                    $ 598,428         $ 595,045
      Tenant assistance payments                           --                --
      Subsidy income                                       --                --
      Miscellaneous                                        --                --
                                                    ---------         ---------
         Sub-total potential rent revenue           $ 598,428         $ 595,045
                                                    ---------         ---------

VACANCIES
      Apartments                                    $ (34,149)        $ (30,191)
      Miscellaneous                                        --                --
                                                    ---------         ---------
         Sub-total vacancies                        $ (34,149)        $ (30,191)
                                                    ---------         ---------

         Net rental revenue                         $ 564,279         $ 564,854
                                                    ---------         ---------


FINANCIAL REVENUE
      Interest Income - project operations          $   1,385         $     838
      Income from investments - replacement reserve     4,785             2,581
      Income from investments - operating reserve          --                --
      Income from investments - miscellaneous              --                --
                                                    ---------         ---------
         Sub-total financial revenue                $   6,170         $   3,419
                                                    ---------         ---------


OTHER REVENUE
     Laundry and vending                            $  14,572         $  10,252
      NSF and late charges                                 --                --
      Damage and cleaning fees                             --                24
      Forfeited tenant security deposits                5,460             3,851
      Other revenue                                    11,634            12,670
                                                    ---------         ---------
         Sub-total other revenue                    $  31,666         $  26,797
                                                    ---------         ---------

         Total revenues                             $ 602,115         $ 595,070
                                                    ---------         ---------

See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2006 AND 2005



                                                       2006           2005
                                                      -------        -------

OPERATING EXPENSES
      Renting expenses
         Advertising                                  $   247        $   659
         Miscellaneous renting expenses                 4,730          4,630
                                                      -------        -------
         Sub-total renting expenses                   $ 4,977        $ 5,289
                                                      -------        -------

      Administrative expenses
         Office salaries                              $    --        $    --
         Office supplies                                3,043          1,858
         Office rent                                       --             --
         Management fee                                51,744         48,384
         Manager's salary                              31,478         26,358
         Legal expense                                  2,215          2,022
         Audit expense                                  4,900          4,725
         Bookkeeping / accounting services                 --             --
         Telephone and answering service                1,582          1,274
         Bad debts                                       --               --
         Miscellaneous administrative expenses          1,090             --
                                                      -------        -------
         Sub-total administrative expenses            $96,052        $84,621
                                                      -------        -------

      Utilities expense
         Fuel oil / coal                              $    --        $    --
         Electricity                                   21,349         16,371
         Water                                         20,921         15,949
         Gas                                               --             --
         Sewer                                             --             --
                                                      -------        -------
         Sub-total utilities expense                  $42,270        $32,320
                                                      -------        -------

See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                          2006            2005
                                                        --------        --------

Operating and maintenance expense
   Janitor and cleaning payroll                        $     --        $     --
   Janitor and cleaning supplies                             --              --
   Janitor and cleaning contract                             --              --
   Exterminating payroll / contract                          --              --
   Exterminating supplies                                    --              --
   Garbage and trash removal                             20,859          18,339
   Security payroll / contract                               --              --
   Grounds payroll                                           --              --
   Grounds supplies                                          --              --
   Grounds contract                                      26,417          29,967
   Repairs payroll                                       44,300          45,494
   Repairs material                                      37,905          32,121
   Repairs contract                                      35,224          40,896
   Heating / cooling repairs and maintenance                 --              --
   Decorating payroll / contract                             --              --
   Decorating supplies                                       --              --
   Vehicle and maintenance equipment o & r                   --              --
   Miscellaneous operating and maint. expenses           11,223           8,304
                                                       --------        --------
   Sub-total operating & maint. expense                $175,928        $175,121
                                                       --------        --------

Taxes and insurance
   Real estate taxes                                   $ 18,254        $ 17,323
   Payroll taxes                                         12,660           6,809
   Miscellaneous taxes, licenses, and permits             1,005           1,035
   Property and liability insurance                      15,049          12,958
   Fidelity bond insurance                                   99              --
   Workman's compensation                                 9,789           8,292
   Health insurance and other employee benefits           9,337           8,470
   Other insurance                                           --              --
                                                       --------        --------
   Sub-total taxes & insurance                         $ 66,193        $ 54,887
                                                       --------        --------

   Total operating expenses                            $385,420        $352,238
                                                       --------        --------

See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2006 AND 2005



                                                2006             2005
                                             ---------         ---------

OTHER EXPENSES$
      Interest expense - mortgage            $ 117,549         $ 136,413
      Interest expense - notes                      --                --
      Miscellaneous financial expense               --                --
      Depreciation and amortization            147,187           144,947
      Reporting fee                              2,000             2,000
      Admistrative fee                           2,000             2,000
      Partnership management fee                 5,600            11,200
                                             ---------         ---------
         Sub-total other expenses            $ 274,336         $ 296,560
                                             ---------         ---------

         Total expenses                      $ 659,756         $ 648,798
                                             ---------         ---------

         Net income (loss)                   $ (57,641)        $ (53,728)
                                             =========         =========

See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 2006 AND 2005



                                                  General           Limited
                                Total            Partners           Partner
                             -----------        -----------        -----------

Partners' capital
      December 31, 2004      $ 1,183,172        $  (489,270)       $ 1,672,442

Partners' capital
      contributions                   --                 --                 --

Partners' capital
      distributions              (70,000)           (70,000)                --

Net income (loss)                (53,728)              (537)           (53,191)
                             -----------        -----------        -----------

Partners' capital
      December 31, 2005      $ 1,059,444        $  (559,807)       $ 1,619,251

Partners' capital
      contributions                   --                 --                 --

Partners' capital
      distributions              (28,000)           (28,000)                --

Net income (loss)                (57,641)              (576)           (57,065)
                             -----------        -----------        -----------

Partners' capital
      December 31, 2006      $   973,803        $  (588,383)       $ 1,562,186
                             ===========        ===========        ===========

Percentage at
      December 31, 2006              100%                 1%                99%
                             ===========        ===========        ===========

See Notes to Financial Statements.


                                        PIONEER STREET ASSOCIATES
                                    (A CALIFORNIA LIMITED PARTNERSHIP)

                                         STATEMENTS OF CASH FLOWS
                                  YEARS ENDED DECEMBER 31, 2006 AND 2005




                                                                               2006               2005
                                                                             ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                                                      $ (57,641)        $ (53,728)
      Adjustments to reconcile net income
       (loss) to net cash provided by (used in) operating activities:
         Depreciation and amortization                                         147,187           144,947
         Change in assets and liabilities:
          Decrease (increase) in:
         Rents receivable                                                           --                --
         Prepaid expenses                                                         (134)           (2,064)
         Tenants' security deposits                                               (977)             (455)
         Tax and insurance impounds                                              2,083           (13,953)
          Increase (decrease) in:
         Accounts payable                                                        4,901            (6,347)
         Accrued reporting and administrative fee                                   --                --
         Accrued partnership management fee                                         --             5,600
         Accrued interest                                                           --                --
         Prepaid rents                                                              --                --
         Tenants' security deposits                                              1,738             1,715
                                                                             ---------         ---------
         Net cash provided by (used in)
          operating activities                                               $  97,157         $  75,715
                                                                             ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
      Funding of replacement reserve                                         $ (32,982)        $ (29,874)
      Withdrawals from replacement reserve                                      32,382            40,446
      Acquisition of property and equipment                                    (23,474)           (4,912)
                                                                             ---------         ---------
         Net cash provided by (used in)
         investing activities                                                $ (24,074)        $   5,660
                                                                             ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
      Partner contributions                                                  $      --         $      --
      Partner distributions                                                    (28,000)          (70,000)
      Principal payments on long-term debt                                     (42,104)          (35,033)
                                                                             ---------         ---------
         Net cash provided by (used in)
         financing activities                                                $ (70,104)        $(105,033)
                                                                             ---------         ---------

See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                        2006             2005
                                                      ---------       ---------


         Increase (decrease) in cash and
         cash equivalents                             $   2,979       $ (23,658)

Cash and cash equivalents
      Beginning                                           8,049          31,707
                                                      ---------       ---------

      Ending                                          $  11,028       $   8,049
                                                      =========       =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
      INFORMATION
         Cash paid during the year for interest       $ 117,549       $ 136,413
                                                      =========       =========


See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

      BASIS OF ACCOUNTING

      The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

      CAPITALIZATION AND DEPRECIATION

      Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:

                                                 Years
                                                 -----

              Buildings                           27.5
              Equipment                              7

      Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

      CASH AND CASH EQUIVALENTS

      For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

      AMORTIZATION

      Deferred charges are amortized over the following estimated useful lives using the straight-line method:


                                               Years
                                               -----

              Deferred debt expense               30
             Tax credit monitoring fee            15


      INCOME TAXES

      No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

                          NOTES TO FINANCIAL STATEMENTS

      ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities and the amount of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

      PERSONAL ASSETS AND LIABILITIES

      In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.

      SFAS NO. 144

      Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by a entity be reviewed for impairment whenever events or changes in circumstances that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the partnership's reported earnings, financial condition or cash flows.


NOTE 2 - ORGANIZATION

      Pioneer Street Associates is a California Limited Partnership which was formed in February 1994, to develop, construct, own, maintain and operate a 112-unit multi-family apartment complex known as Foothill Vista Apartments and is located in the city of Bakersfield, California. The major activities of the Partnership are governed by the Partnership Agreement and Loan Agreement with the Pacific Life. Under the Loan Agreement, the Partnership is required to provide low cost housing to moderate or low-income households.

      The Partnership has three general partners and one investing limited partner. Partnership transactions with the general partners are described in other notes to this financial statement.

                          NOTES TO FINANCIAL STATEMENTS



NOTE 3 - DEFERRED CHARGES

      Deferred charges as of December 31, 2006 and 2005, consists of the following:

                                                    2006           2005
                                                  -------        -------
        Deferred debt expense                     $39,200        $39,200
        Tax credit monitoring fee                  26,650         26,650
                                                  -------        -------

                                                  $65,850        $65,850
             Less accumulated amortization         34,991         31,907
                                                  -------        -------

                                                  $30,859        $33,943
                                                  =======        =======


NOTE 4 - RESTRICTED DEPOSITS AND FUNDED RESERVES

      In accordance with the Partnership and the Pacific Life replacement Reserve Agreements, the Partnership is required to maintain a replacement reserve account. The account is to be funded annually in the amount of $28,000 until the aggregate balance of the account reaches $182,000.


NOTE 5 - LONG-TERM DEBT

      Long-Term debt consisted of a permanent loan with Pacific Life in face amount of $1,960,000.

      Under the terms of the 30-year Promissory Note with Pacific Life, the loan provides for an initial interest rate of 8.17% and monthly payments of $14,614.74 commencing on November 1, 1995, and continuing through September 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year Twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As of December 31, 2006, the current interest rate and minimum monthly payment due is 6.93% and $13,304.35, respectively.

      The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

      Aggregate maturities of Long-term debt for the next five years are as follows:

        December 31, 2007                         $   45,116
                     2008                             48,343
                     2009                             51,802
                     2010                             55,508
                     2011                             59,479
                  Thereafter                       1,412,936
                                                   ---------

                        TOTAL                     $1,673,184
                                                  ==========

                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

      MANAGEMENT FEE

      In accordance with the management agreement, the Partnership paid Tetra Property Management Company, affiliates of one of the general partners, a management fee during 2006 and 2005 in the amounts of $51,744 and $48,384, respectively, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 8% of the project's rental income.

      ANNUAL REPORTING FEE

      An annual reporting fee of $2,000 is payable to the limited partner, WNC California Housing Tax Credit Fund IV, L.P. Series 2, an investor limited partner which holds a 99% interest in the partnership, for services to be rendered for accounting matters relating to preparation of tax returns and other reports required.

      ANNUAL PARTNERSHIP ADMINISTRATIVE FEE

      An annual partnership administrative fee of $2,000 is payable to the general partners, for their services to be rendered in connection with the administration of the day to day business of the Partnership.

      PARTNERSHIP MANAGEMENT FEE

      An annual partnership management fee of $5,600 is payable to the Central Valley Coalition for Affordable Housing (A California Nonprofit Corporation) for services rendered for partnership administrative matters relating to day to day operations of the partnership. For the years ended December 31, 2006 and 2005, $5,200 and $11,200 (which includes a back charge of $5,600), respectively, was accrued and charged to operations.


NOTE 7 - CONCENTRATION OF CREDIT RISK

      The Partnership maintains its cash and cash equivalents at two financial institutions located in California, which at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed at any significant credit risk on cash.


NOTE 8 - COMMITMENT

      The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


NOTE 9 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Partnership's sole asset is Foothill Vista Apartments. The Partnership's operations are concentrated in the multifamily real estate market.